Exhibit 10.5
FUSIONSVERTRAG
MERGER AGREEMENT
zwischen
between
Global Blue Group Holding AG, Zürichstrasse 38, 8306 Brüttisellen, Schweiz / Switzerland
(die "ÜBERTRAGENDE GESELLSCHAFT")
(the "Transferring Company")
und
and
GT Holding 1 GmbH, c/o Zedra Trust Company (Suisse) SA, Zweigniederlassung Zürich, Stockerstrasse 43, 8002 Zürich, Schweiz / Switzerland
(die "ÜBERNEHMENDE GESELLSCHAFT")
(the "Surviving Company")
und
and
Shift4 Payments, Inc., 3501 Corporate Parkway, Center Valley, PA 18034, USA
(die "S PAYMENTS")
(the "Parent")
(die ÜBERTRAGENDE GESELLSCHAFT, die ÜBERNEHMENDE GESELLSCHAFT und die S PAYMENTS je eine "PARTEI", und zusammen die "PARTEIEN")
(the Transferring Company, the Surviving Company and the Parent each a "Party", and together the "Parties")
betreffend
regarding
Fusion
Merger

Inhaltsverzeichnis / Contents
Ziffer / Clause        Seite / Page

PRÄAMBEL / RECITALS		4
1	ZUSAMMENSCHLUSS / COMBINATION	6
2	DURCHFÜHRUNG DES ZUSAMMENSCHLUSSES / IMPLEMENTATION OF COMBINATION	6
	2.1 Fusion / Merger	6
	2.2 Fusionsbilanz / Merger Balance Sheet	7
	2.3 Fusionsstichtag / Effective Date of Merger	7
	2.4 Fusionsbericht / Merger Report	7
	2.5 Prüfungsbericht / Auditor Report	7
	2.6 Besondere Vorteile / Special Advantages	8
	2.7 Keine Sonderrechte, Anteile ohne Stimmrecht, Genussscheine / No Special Rights, Equity Interests Without Voting Rights, Profit-Sharing Certificates	9
	2.8 Keine Gesellschafter mit Unbeschrankter Haftung / No Shareholders or Quotaholders With Unlimited Liability	9
	2.9 Keine Kapitalerhöhung / No Capital Increase	9
	2.10 Geschäftsführung / Management Board	9
	2.11 Statuten und Firma / Articles of Association and Company Name	9
3	ABFINDUNG / COMPENSATION	10
	3.1 Zusammensetzung der Abfindung / Composition of Compensation	10
	3.2 Lieferung der Abfindung / Delivery of Compensation	10
	3.3 Eigene Aktien / Treasury Shares	11
4	GESELLSCHAFTSRECHTLICHE GENEHMIGUNGEN / CORPORATE APPROVALS	11
	4.1 Zustimmung der Generalversammlung der ÜBERTRAGENDEN GESELLSCHAFT / Approval by the Shareholders' Meeting of the Transferring Company	11
	4.2 Zustimmung der Gesellschafterin der ÜBERNEHMENDEN GESELLSCHAFT / Approval by the Quotaholder of the Surviving Company	11
	4.3 Keine Sonderversammlungen / No Special Meetings	12
5	BEDINGUNGEN FÜR DEN VOLLZUG DER FUSION / CONDITIONS TO THE CONSUMMATION OF THE MERGER	12
6	BEENDIGUNG / TERMINATION	13
7	DURCHFÜHRUNG DER FUSION / IMPLEMENTATION OF MERGER	13
	7.1 Vollzug und Anmeldung ans Handelsregisteramt / Closing and Filing with Commercial Register	13
	7.2 Technische Abwicklung der Ausrichtung der Abfindung / Technical Execution of Payment of Compensation	14
	7.3 Bezahlung der BARABFINDUNG / Payment of Cash Consideration	14
8	GLÄUBIGERSCHUTZ / CREDITOR PROTECTION	15
9	VERSCHIEDENES / MISCELLANEOUS PROVISIONS	15
	9.1 Vertraulichkeit / Confidentiality	15
	9.2 Mitteilungen / Notices	15
	9.3 Änderungen und Verzicht / Amendments and Waiver	16
	9.4 Keine Abtretung / No Assignment	17
	9.5 Kosten und Steuern / Costs and Taxes	18

	9.6 Anhänge / Annexes	18
	9.7 Teilungültigkeit / Severability	18
	9.8 Anwendbares Recht und Gerichtsstand / Applicable Law and Jurisdiction	19
10	GÜLTIGKEIT UND INKRAFTTRETEN DES FUSIONSVERTRAGES / VALIDITY AND EFFECTIVENESS OF MERGER AGREEMENT	19
11	SPRACHE / LANGUAGE	19
SIGNATURES		20

Anhänge / Annexes
ANNEX 2.2 GEPRÜFTE FUSIONSBILANZ DER ÜBERTRAGENDEN GESELLSCHAFT PER 31. MÄRZ 2025 / AUDITED MERGER BALANCE SHEET OF THE TRANSFERRING COMPANY AS OF 31 MARCH 2025		21

1.

2.PRÄAMBEL / RECITALS

(A)	Die ÜBERTRAGENDE GESELLSCHAFT ist eine Aktiengesellschaft nach schweizerischem Recht gemäss den Art. 620 ff. des Schweizerischen Obligationenrechts ("OR"), mit Sitz in Wangen-Brüttisellen (Firmennummer CHE-442.546.212). Das Aktienkapital der ÜBERTRAGENDEN GESELLSCHAFT beträgt CHF 2'511'268.74, eingeteilt in 210'317'792 auf den Namen lautende Stammaktien mit einem Nennwert von je CHF 0.01 ("STAMMAKTIEN"), 17'684'377 wandelbare auf den Namen lautende Vorzugsaktien der Kategorie A mit einem Nennwert von je CHF 0.01 ("VORZUGSAKTIEN DER KATEGORIE A") und 23'124'705 wandelbare auf den Namen lautende Vorzugsaktien der Kategorie B mit einem Nennwert von je CHF 0.01 ("VORZUGSAKTIEN DER KATEGORIE B") (die VORZUGSAKTIEN DER KATEGORIE A, VORZUGSAKTIEN DER KATEGORIE B und STAMMAKTIEN je eine "AKTIE" und zusammen die "AKTIEN"). Die AKTIEN sind vollständig liberiert.

The Transferring Company is a stock corporation under Swiss law in accordance with article 620 et seq. of the Swiss Code of Obligations ("CO"), with registered seat in Wangen-Brüttisellen (identification no CHE-442.546.212). The share capital of the Transferring Company amounts to CHF 2,511,268.74, divided into 210,317,792 regis-tered common shares with a nominal value of CHF 0.01 each ("Common Shares"), 17,684,377 registered series A convertible preferred shares with a nominal value of CHF 0.01 each ("Series A Preferred Shares") and 23,124,705 registered series B converti-ble preferred shares with a nominal value of CHF 0.01 each ("Series B Preferred Shares") (the Series A Preferred Shares, Series B Preferred Shares and Common Shares each a "Share", and together the "Shares"). The share capital is fully paid-up.

(B)	Die STAMMAKTIEN sind an der New York Stock Exchange ("NYSE") unter dem Ticker Symbol GB kotiert.

The Common Shares are listed on the New York Stock Exchange ("NYSE") under the ticker symbol GB.

(C)	Die ÜBERNEHMENDE GESELLSCHAFT ist eine Gesellschaft mit beschränkter Haftung (GmbH) nach schweizerischem Recht mit Sitz in Zürich (Firmennummer CHE-232.393.791). Im Zeitpunkt der Unterzeichnung dieses FUSIONVERTRAGES beträgt das Stammkapital der ÜBERNEHMENDEN GESELLSCHAFT CHF 20'000, eingeteilt in 200 Stammanteile mit einem Nennwert von je CHF 100. Alle Stammanteile der ÜBERNEHMENDEN GESELLSCHAFT werden indirekt von der S PAYMENTS gehalten.

The Surviving Company is a limited liability company (LLC) under Swiss law, with regis-tered seat in Zurich (identification no CHE-232.393.791). At the time of signing of this Merger Agreement, the quota capital of the Surviving Company is CHF 20,000, divided into 200 quotas with a nominal value of CHF 100 each. All quotas of the Surviving Company are indirectly held by the Parent.

(D)	Die S PAYMENTS ist eine Gesellschaft nach dem Recht des Bundesstaats Delaware, Vereinigten Staaten von Amerika mit Hauptadresse in Center Valley, Pennsylvania, Vereinigte Staaten von Amerika. Die Aktien der S PAYMENTS sind an der NYSE unter dem Ticker Symbol FOUR kotiert.

The Parent is a Delaware corporation, United Sates of America, having its corporate headquarters in Center Valley, Pennsylvania, United States of America. The Shares of the Parent are listed on the NYSE under the ticker symbol FOUR.

(E)	Vor Unterzeichnung dieses Fusionsvertrages ("FUSIONSVERTRAG") hat die ÜBERNEHMENDE GESELLSCHAFT ein öffentliches Übernahmeangebot für alle ausstehenden kotierten AKTIEN lanciert ("ANGEBOT"). Das Angebot wurde am 3. Juli 2025 vollzogen. Insgesamt wurden der ÜBERNEHMENDEN GESELLSCHAFT 193‘053‘932 STAMMAKTIEN, 17'684'141 VORZUGSAKTIEN DER KATEGORIE A und 23'124'705 VORZUGSAKTIEN DER KATEGORIE B unwiderruflich angedient.

Prior to signing of this merger agreement ("Merger Agreement"), the Surviving Compa-ny launched a tender offer for all outstanding Shares ("Offer"). The Offer was completed on 3 July 2025. A total of 193,053,932 Common Shares, 17,684,141 Series A Preferred Shares and 23,124,705 Series B Preferred Shares were irrevocably tendered to the Sur-viving Company.

(F)	Im Zeitpunkt der Unterzeichnung dieses FUSIONSVERTRAGES hält die ÜBERNEHMENDE GESELLSCHAFT (zusammen mit der S PAYMENTS) direkt oder indirekt 193‘053‘932 STAMMAKTIEN, 17'684'141 VORZUGSAKTIEN DER KATEGORIE A und 23'124'705 VORZUGSAKTIEN DER KATEGORIE B und damit ungefähr 97.37% des ausstehenden Aktienkapitals der ÜBERTRAGENDEN GESELLSCHAFT (ohne Berücksichtigung der von der ÜBERTRAGENDEN GESELLSCHAFT gehaltenen eigenen Aktien).

At the time of signing of this Merger Agreement, the Surviving Company (together with the Parent) directly or indirectly holds 193,053,932 Common Shares, 17,684,141 Se-ries A Preferred Shares and 23,124,705 Series B Preferred Shares and thus approxi-mately 97.37% of the outstanding share capital of the Transferring Company (without taking into account treasury shares held by the Transferring Company).

(G)	Die ÜBERNEHMENDE GESELLSCHAFT und die ÜBERTRAGENDE GESELLSCHAFT beabsichtigen im Rahmen der laufenden Transaktion gemäss den Bestimmungen des vorliegenden FUSIONSVERTRAGES, zu fusionieren.

The Surviving Company and the Transferring Company intend to merge in the context of the ongoing transaction according to the terms and conditions set forth in this Merger Agreement.

(H)	Die ÜBERTRAGENDE GESELLSCHAFT und die ÜBERNEHMENDE GESELLSCHAFT verfügen über keine Mitarbeiter, sodass Mitarbeiterinformationen und / oder -konsultationen i.S.v. Art. 28 FusG i.V.m. Art. 333a OR entfallen.

The Transferring Company and the Surviving Company do not have any employees, as a consequence of which, there is no need for information and / or consultation of em-ployees pursuant to article 28 Merger Act in connection with article 333a CO.
(A)
VOR DIESEM HINTERGRUND vereinbaren die Parteien was folgt:
IT IS AGREED as follows:
1.ZUSAMMENSCHLUSS / COMBINATION
Die ÜBERNEHMENDE GESELLSCHAFT und die ÜBERTRAGENDE GESELLSCHAFT vereinbaren hiermit, sich gemäss den Bestimmungen dieses FUSIONSVERTRAGES im Sinne von Art. 3 Abs. 1 lit. a i.V.m. Art. 4 Abs. 1 lit. a und Art. 8 Abs. 2 FusG zusammenzuschliessen.
The Surviving Company and the Transferring Company herewith agree to merge according to article 3 (1) (a) in connection with article 4 (1) (a) and article 8 (2) Merger Act in accordance with this Merger Agreement.
2.DURCHFÜHRUNG DES ZUSAMMENSCHLUSSES / IMPLEMENTATION OF COMBINATION
2.1.Fusion / Merger
Die PARTEIEN vereinbaren hiermit, dass die ÜBERNEHMENDE GESELLSCHAFT als übernehmende Gesellschaft und die ÜBERTRAGENDE GESELLSCHAFT als übertragende Gesellschaft im Sinne von Art. 3 Abs. 1 lit. a i.V.m. Art. 4 Abs. 1 lit. a und Art. 8 Abs. 2 FusG nach Massgabe dieses FUSIONSVERTRAGES fusionieren werden (Absorptionsfusion zwischen einer Aktiengesellschaft und einer Gesellschaft mit beschränkter Haftung; Abfindungsfusion) ("FUSION") und damit alle Aktiven und Passiven der ÜBERTRAGENDEN GESELLSCHAFT gemäss den Bestimmungen

dieses FUSIONSVERTRAGES und dem FusG auf die ÜBERNEHMENDE GESELLSCHAFT übergehen. Mit dem Übergang aller Aktiven und Passiven auf die ÜBERNEHMENDE GESELLSCHAFT und der Rechtswirksamkeit der FUSION wird die ÜBERTRAGENDE GESELLSCHAFT ohne Liquidation aufgelöst und im Handelsregister gelöscht.
The Parties herewith agree that the Surviving Company as surviving company and the Transferring Company as transferring company shall merge according to article 3 (1) (a) in connection with article 4 (1) (a) and article 8 (2) Merger Act in accordance with the terms set forth in this Merger Agreement (merger by absorption between a stock corporation and a limited liability company; squeeze-out merger) ("Merger") such that all of the assets and liabilities of the Transferring Company shall be transferred to the Surviving Company in accordance with this Merger Agreement and the Merger Act. Upon the transfer of the assets and the liabilities to the Surviving Company and the effectiveness of the Merger, the Transferring Company shall be dissolved without liquidation and deleted from the Commercial Register.
Sämtliche Aktiven und Passiven der ÜBERTRAGENDEN GESELLSCHAFT werden mit Vollzug der FUSION, d.h. mit der Eintragung der FUSION in das Handelsregister, kraft Universalsukzession (von Gesetzes wegen) Aktiven und Passiven der ÜBERNEHMENDEN GESELLSCHAFT.
All assets and liabilities of the Transferring Company shall by operation of law (universal succession) become the assets and liabilities of the Surviving Company as of the Merger becoming effective, i.e. with effect from the registration of the Merger in the Commercial Register.
2.2.Fusionsbilanz / Merger Balance Sheet
Per 31. März 2025, dem Stichdatum der als Anhang 2.2 beigefügten geprüften Fusionsbilanz (geprüfte handelsrechtliche Bilanz) der ÜBERTRAGENDEN GESELLSCHAFT, belaufen sich die Aktiven der ÜBERTRAGENDEN GESELLSCHAFT auf CHF 1'910'321'000 und die Passiven auf CHF 5'330'000, was einem Aktivenüberschuss von CHF 1'904'991'000 entspricht.
As of March 31, 2025, the record date of the audited merger balance sheet (audited statutory balance sheet) of the Transferring Company set forth in Annex 2.2, the assets of the Transferring Company amount to CHF 1,910,321,000 and the liabilities to CHF 5,330,000, corresponding to a surplus of assets of CHF 1,904,991,000.
2.3.Fusionsstichtag / Effective Date of Merger
Sämtliche von der ÜBERTRAGENDEN GESELLSCHAFT vorgenommenen Handlungen geltend ab (einschliesslich) dem 1. April 2025 als für Rechnung der

ÜBERNEHMENDEN GESELLSCHAFT vorgenommen. Der wirtschaftliche Wirkungszeitpunkt der FUSION ist folglich der 1. April 2025.
All actions taken by the Transferring Company from (and including) 1 April 2025 shall be deemed to have been taken for the account of the Surviving Company. The economic effective date of the Merger is therefore 1 April 2025.
2.4.Fusionsbericht / Merger Report
Die ÜBERTRAGENDE GESELLSCHAFT und die ÜBERNEHMENDE GESELLSCHAFT haben einen gemeinsamen Fusionsbericht erstellt und werden diesen, zusammen mit diesem FUSIONSVERTRAG, den Prüfungsbericht und den übrigen Dokumenten gemäss Art. 16 FusG, ihren Aktionären bzw. ihren Gesellschaftern für mindestens 30 Kalendertage vor der Beschlussfassung durch die Aktionäre der ÜBERTRAGENDEN GESELLSCHAFT bzw. die Gesellschafterin der ÜBERNEHMENDEN GESELLSCHAFT zur Einsicht auflegen.
The Surviving Company and the Transferring Company have jointly prepared a merger report and will submit such report, together with this Merger Agreement, the audit report and the other documents pursuant to article 16 Merger Act, for inspection by their shareholders and quota holders, respectively, during at least 30 calendar days prior to the resolutions of the shareholders of the Transferring Company and the quota holder of the Surviving Company, respectively.
2.5.Prüfungsbericht / Auditor Report
Die Parteien haben das staatlich beaufsichtigte Revisionsunternehmen PricewaterhouseCoopers SA, Genf, gemeinsam mit der Prüfung des FUSIONSVERTRAGES, die Prüfung des Fusionsberichts und der Fusionsbilanz gemäss Art. 15 FusG beauftragt.
The Parties have jointly mandated the state supervised audit company PricewaterhouseCoopers SA, Geneva, to audit the Merger Agreement, the merger report and the merger balance sheet according to article 15 Merger Act.
2.6.Besondere Vorteile / Special Advantages
S PAYMENTS hat mit Mitgliedern der Geschäftsleitung der ÜBERTRAGENDEN GESELLSCHAFT Retentionsbonusvereinbarungen im Gesamtbetrag von EUR 9,7 Millionen vereinbart. Die Vereinbarungen treten mit Vollzug der FUSION in Kraft. Wird die FUSION nicht innert 12 Monaten nach dem Vollzug des ANGEBOTS vollzogen, so werden die Retentionsvereinbarungen nichtig. In einem solchen Fall werden Global Blue Holding LP (Grand Cayman) und SL Globetrotter LP (Grand Cayman), die zwei grössten Aktionäre der ÜBERTRAGENDEN GESELLSCHAFT bis zum Vollzug des ANGEBOTS, den Mitgliedern der Geschäftsleitung der ÜBERTRAGENDEN

GESELLSCHAFT Boni im Gesamtbetrag von EUR 9,7 Millionen ausbezahlen (und auch die Arbeitgeberbeiträge unter allfälligen Sozialabgaben tragen). Der ÜBERTRAGENDEN GESELLSCHAFT entstehen hierdurch keine Kosten oder Aufwand.
Parent has entered into retention bonus agreements with the members of management of the Transferring Company in the aggregate amount of EUR 9.7 million. The retention bonus agreements become effective with the completion of the Merger. If the Merger is not completed within 12 months of the completion of the Offer, the retention bonus agreements become null and void. In such a case, Global Blue Holding LP (Grand Cayman) und SL Globetrotter LP (Grand Cayman), the two largest shareholders of the Transferring Company until completion of the Offer, have agreed to pay to the members of management of the Transferring Company a bonus in the aggregate amount of EUR 9.7 million (and to also pay any respective employer social security contributions). The Transferring Company will not incur any cost or expenses in this regard.
Zusätzlich werden Global Blue Holding LP (Grand Cayman) und SL Globetrotter LP (Grand Cayman), die zwei grössten Aktionäre der ÜBERTRAGENDEN GESELLSCHAFT bis zum Vollzug des ANGEBOTS, den Mitgliedern der Geschäftsleitung der ÜBERTRAGENDEN GESELLSCHAFT Boni im Gesamtbetrag von EUR 9,75 Millionen ausbezahlen (und auch die Arbeitgeberbeiträge unter allfälligen Sozialabgaben tragen). Die Zahlung erfolgt nach Vollzug der FUSION oder 10 Wochen nach Vollzug des ANGEBOTS, je nachdem, was früher eintritt. Der ÜBERTRAGENDEN GESELLSCHAFT entstehen hierdurch keine Kosten oder Aufwand.
In addition, Global Blue Holding LP (Grand Cayman) und SL Globetrotter LP (Grand Cayman), the two largest shareholders of the Transferring Company until completion of the Offer, have agreed to pay to the members of management of the Transferring Company a bonus in the aggregate amount of EUR 9.75 million (and to also pay any respective employer social security contributions). The payment will be made after completion of the Merger or on the date that is 10 weeks after the completion of the Offer, whichever occurs first. The Transferring Company will not incur any cost or expenses in this regard.
Ansonsten wird keinem Mitglied eines Leitungs- oder Verwaltungsorgans einer PARTEI als Folge der FUSION ein besonderer Vorteil gewährt (Art. 13 Abs. 1 lit. h FusG).
Except for the foregoing, no member of the supreme administrative or management bodies and no managerial member of any Party was granted any special advantage because of the Merger (article 13 (1) (h) Merger Act).

2.7.Keine Sonderrechte, Anteile ohne Stimmrecht, Genussscheine / No Special Rights, Equity Interests Without Voting Rights, Profit-Sharing Certificates
Es sind im Rahmen der FUSION keine Rechte von Inhabern von Sonderrechten, von Anteilen ohne Stimmrecht oder von Genussscheinen zu beachten.
No rights of holders of special rights, no equity interests without voting rights and no profit-sharing certificates need to be taken into account in connection with the Merger.
2.8.Keine Gesellschafter mit Unbeschrankter Haftung / No Shareholders or Quotaholders With Unlimited Liability
Bei der FUSION sind keine Gesellschafter mit unbeschränkter Haftung beteiligt.
No quota holders with unlimited liability are involved in the Merger.
2.9.Keine Kapitalerhöhung / No Capital Increase
Da Stammanteile der ÜBERNEHMENDEN GESELLSCHAFT nicht Teil der Abfindung gemäss Ziffer 3 sind, muss die ÜBERNEHMENDE GESELLSCHAFT keine Kapitalerhöhung durchführen.
Since quotas of the Surviving Company are not part of the compensation pursuant to Section 3, no increase of the share capital of the Surviving Company is required.
2.10.Geschäftsführung / Management Board
Per Vollzug der FUSION wird die Geschäftsführung der ÜBERNEHMENDEN GESELLSCHAFT mit weiteren Mitgliedern ergänzt.
As per completion of the Merger, the management board of the Surviving Company will be completed with additional members.
2.11.Statuten und Firma / Articles of Association and Company Name
Die Statuten der ÜBERNEHMENDEN GESELLSCHAFT werden im Zusammenhang mit dem Vollzug dieses FUSIONSVERTRAGES geändert.
The articles of association of the Surviving Company will be amended in connection with the completion of the transactions contemplated in this Merger Agreement.
Die Firma der ÜBERNEHMENDEN GESELLSCHAFT wird in "Global Blue Group Holding GmbH" geändert und der Sitz der ÜBERNEHMENDEN GESELLSCHAFT von Zürich nach Wangen-Brüttisellen verlegt. Ferner werden die Statuten mit einem Artikel betreffend Schadloshaltung der Geschäftsführer und der mit der Geschäftsführung der

ÜBERNEHMENDEN GESELLSCHAFT betrauten Personen ergänzt. Schliesslich werden weitere kleinere Anpassungen an den Statuten vorgenommen.
The company name of the Surviving Company will be changed to "Global Blue Group Holding GmbH" and the seat of the Surviving Company will be transferred from Zurich to Wangen-Brüttisellen. Further, articles of association will be complemented with an article on the indemnification of the managing officers and other persons entrusted with the management of the Surviving Company. Lastly, minor other amendments will be made to the articles of association.
3.ABFINDUNG / COMPENSATION
3.1.Zusammensetzung der Abfindung / Composition of Compensation
Die PARTEIEN vereinbaren hiermit, dass jedem Aktionär der ÜBERTRAGENDEN GESELLSCHAFT (mit Ausnahme von der S PAYMENTS und der ÜBERNEHMENDEN GESELLSCHAFT, welche keine Abfindung für jegliche von ihnen direkt oder indirekt gehaltenen AKTIEN erhalten) anstelle von Stammanteilen an der ÜBERNEHMENDEN GESELLSCHAFT eine Abfindung im Sinne von Art. 8 Abs. 2 FusG ausgerichtet wird.
The Parties herewith agree that each shareholder of the Transferring Company (except for the Parent and the Surviving Company, which shall not receive any compensation for any Shares directly or indirectly held by them) shall receive a compensation pursuant to article 8 (2) Merger Act in lieu of quotas in the Surviving Company.
Die von der ÜBERNEHMENDEN GESELLSCHAFT je AKTIE zu leistende Abfindung besteht aus einer Barabfindung ("BARABFINDUNG").
The compensation for each Share consists of a cash consideration ("Cash Consideration").
Die STAMMAKTIEN werden wie folgt abgegolten:
The compensation for the Common Shares is as follows:

AKTIE / Share	BARABFINDUNG / Cash Consideration (in USD)
1 STAMMAKTIE / Common Share	7.50
Die BARABFINDUNG wurde von den PARTEIEN verhandelt und entspricht dem Angebotspreis, welcher für STAMMAKTIEN im Rahmen des ANGEBOTS angeboten wurde. Angaben zur Bewertung sind im Fusionsbericht enthalten.

The Cash Consideration was negotiated by the Parties and corresponds to the offer price for Common Shares offered in the Offer. Information regarding the valuation is contained in the merger report.
3.2.Lieferung der Abfindung / Delivery of Compensation
Die ÜBERNEHMENDE GESELLSCHAFT verpflichtet sich, sämtlichen Aktionären der ÜBERTRAGENDEN GESELLSCHAFT die Abfindung gemäss dieser Ziffer 3 auszurichten (oder dafür zu sorgen, dass diese ausgerichtet wird), als Entschädigung für das Erlöschen ihrer AKTIEN und der damit zusammenhängenden Rechte mit der Rechtswirksamkeit der FUSION. Die S PAYMENTS und die ÜBERNEHMENDE GESELLSCHAFT, erhalten für allfällige von ihnen direkt oder indirekt gehaltenen AKTIEN im Rahmen der FUSION keine Gegenleistung; ihre AKTIEN und die damit zusammenhängenden Rechte erlöschen mit der Rechtswirksamkeit der FUSION.
The Surviving Company undertakes to pay (or cause to be paid) the compensation pursuant to this Section 3 to all shareholders of the Transferring Company as consideration for the extinction of the Shares and of the rights associated therewith at the time the Merger becomes effective. The Parent and the Surviving Company shall not receive any consideration in connection with the Merger for Shares directly or indirectly held by them; the Shares held by them and the rights associated therewith will be extinguished at the time the Merger becomes effective.
3.3.Eigene Aktien / Treasury Shares
Die von der ÜBERTRAGENDEN GESELLSCHAFT direkt oder indirekt gehaltenen AKTIEN erhalten keine Abfindung.
Shares directly or indirectly held by the Transferring Company shall not be compensated.
4.GESELLSCHAFTSRECHTLICHE GENEHMIGUNGEN / Corporate Approvals
4.1.Zustimmung der Generalversammlung der ÜBERTRAGENDEN GESELLSCHAFT / Approval by the Shareholders' Meeting of the Transferring Company
Die Zustimmung der Generalversammlung der ÜBERTRAGENDEN GESELLSCHAFT zu diesem FUSIONSVERTRAG ist eine Bedingung dieses FUSIONSVERTRAGES und der hierin vorgesehenen Transaktionen. Unter Vorbehalt von Art. 17 Abs. 2 FusG wird der Verwaltungsrat der ÜBERTRAGENDEN GESELLSCHAFT der Generalversammlung der ÜBERTRAGENDEN GESELLSCHAFT diesen FUSIONSVERTRAG mit Antrag auf Genehmigung zur Beschlussfassung vorlegen.

The approval of this Merger Agreement by the shareholders' meeting of the Transferring Company is a condition to this Merger Agreement and the transactions contemplated hereunder. Subject to article 17 (2) Merger Act, the board of directors of the Transferring Company shall submit this Merger Agreement to the shareholders' meeting of the Transferring Company with motion to approve.
Die FUSION gilt seitens der ÜBERTRAGENDEN GESELLSCHAFT als genehmigt, falls deren Generalversammlung die Genehmigung dieses FUSIONSVERTRAGES mit dem erforderlichen Quorum gemäss Art. 18 Abs. 5 FusG beschliesst.
The Merger shall be considered to have been approved by the Transferring Company if the shareholders' meeting of the Transferring Company resolves to approve the Merger Agreement with the required quorum pursuant to article 18 (5) Merger Act.
4.2.Zustimmung der Gesellschafterin der ÜBERNEHMENDEN GESELLSCHAFT / Approval by the Quotaholder of the Surviving Company
Die Zustimmung der Gesellschafterin der ÜBERNEHMENDEN GESELLSCHAFT zu diesem FUSIONSVERTRAG ist eine Bedingung dieses FUSIONSVERTRAGES und der hierin vorgesehenen Transaktionen. Unter Vorbehalt von Art. 17 Abs. 2 FusG wird die Geschäftsführung der ÜBERNEHMENDEN GESELLSCHAFT der Gesellschafterin der ÜBERNEHMENDEN GESELLSCHAFT diesen FUSIONSVERTRAG mit Antrag auf Genehmigung zur Beschlussfassung vorlegen.
The approval of this Merger Agreement by the quotaholder of the Surviving Company is a condition to this Merger Agreement and the transactions contemplated hereunder. Subject to article 17 (2) Merger Act, the management board of the Surviving Company shall submit this Merger Agreement to the quotaholder of the Surviving Company with motion to approve.
Die FUSION gilt seitens der ÜBERNEHMENDEN GESELLSCHAFT als genehmigt, falls deren Gesellschafterin die Genehmigung dieses FUSIONSVERTRAGES mit dem erforderlichen Quorum gemäss Art. 18 Abs. 1 lit. c FusG beschliesst.
The Merger shall be considered to have been approved by the Surviving Company if the quota holder of the Surviving Company resolves to approve the Merger according to this Merger Agreement with the required quorum pursuant to article 18 (1) (c) Merger Act.
4.3.Keine Sonderversammlungen / No Special Meetings
Da die ÜBERNEHMENDE GESELLSCHAFT bzw. die S PAYMENTS im Rahmen des ANGEBOTS alle ausgegebenen VORZUGSAKTIEN DER KATEGORIE A (zu einem Preis von je USD 10) und alle VORZUGSAKTIEN DER KATEGORIE B (zu einem Preis von je USD 11,81) erworben haben, sind zu Genehmigung des

FUSIONSVERTRAGS, gemäss Artikel 3b Abs. 5 lit. (a) bzw. Art. 3c Abs. 5 lit. (b) der Statuten der ÜBERTRAGENDEN GESELLSCHAFT, keine Sonderversammlungen der Vorzugsaktionäre erforderlich.
Since the Surviving Company and the Parent have acquired all outstanding Series A Preferred Shares (for a price of USD 10 each) and all Series B Preferred Shares (for a price of USD 11.81 each) in the Offer, in accordance with article 3b (5) (a) and article 3c (5) (b), respectively, of the articles of association of the Transferring Company, no special meetings are required for the approval of the Merger Agreement.
5.BEDINGUNGEN FÜR DEN VOLLZUG DER FUSION / CONDITIONS TO THE CONSUMMATION OF THE MERGER
Die Pflicht jeder PARTEI, die FUSION zu vollziehen unterliegt den folgenden aufschiebenden Bedingungen, welche bis zur Anmeldung der Fusion beim Handelsregister gemäss Ziffer 7.1 erfüllt sein müssen:
The obligations of each Party to effect the Merger shall be subject to the following conditions precedent which must be satisfied prior to the filing of the Merger with the Commercial Register pursuant to Section 7.1:
(a)Die Generalversammlung der ÜBERTRAGENDEN GESELLSCHAFT hat dem FUSIONSVERTRAG gemäss Ziffer 4.1 zugestimmt.
The shareholders' meeting of the Transferring Company has approved the Merger Agreement pursuant to Section 4.1.
(b)Die Gesellschafterin der ÜBERNEHMENDEN GESELLSCHAFT hat den FUSIONSVERTRAG gemäss Ziffer 4.2 genehmigt.
The quota holder of the Surviving Company shall have approved the Merger Agreement in accordance with Section 4.2.
(c)Es wurde kein Urteil, kein Entscheid, keine Verfügung und keine andere hoheitliche Massnahme von einem zuständigen Gericht oder einer zuständigen staatlichen Behörde in den Vereinigten Staaten oder der Schweiz erlassen und kein Gesetz in Kraft gesetzt, welche(s) den Vollzug der FUSION vorübergehend oder permanent verhindert, verbietet oder für unzulässig erklärt.
No judgment, decision, order or other authoritative measure shall have been issued and no law shall have been enacted by any competent court or governmental authority in the United States or Switzerland temporarily or permanently preventing, prohibiting or declaring illegal the consummation of the Merger.

Ein allfälliger Verzicht einer PARTEI auf die Erfüllung der Bedingungen erfolgt gemäss den Vorgaben von Ziffer 9.3.
A waiver by a Party for the satisfaction of the conditions must occur in accordance with Section 9.3.
6.BEENDIGUNG / TERMINATION
Der FUSIONSVERTRAG endet automatisch, wenn (i) die aufschiebenden Bedingungen gemäss Ziffer 5 nicht erfüllt sind und auf deren Erfüllung nicht verzichtet worden ist oder (ii) die FUSION nicht bis zum 31. Oktober 2025 ("ENDDATUM") in das Handelsregister eingetragen worden ist.
The Merger Agreement terminates (without further notice) if (i) the conditions precedent have not been satisfied pursuant to Section 5 or their satisfaction has not been waived or (ii) the Merger has not been registered in the Commercial register by 31 October 2025 ("End Date").
7.DURCHFÜHRUNG DER FUSION / IMPLEMENTATION OF MERGER
7.1.Vollzug und Anmeldung ans Handelsregisteramt / Closing and Filing with Commercial Register
Die ÜBERNEHMENDE GESELLSCHAFT und die ÜBERTRAGENDE GESELLSCHAFT werden gemäss Art. 21 Abs. 1 FusG die FUSION nach erfolgter Zustimmung zum FUSIONSVERTRAG durch die Generalversammlung beziehungsweise die Gesellschafterin und der Erfüllung der Vollzugsbedingungen gemäss Ziffer 5 durch Einreichung dieses FUSIONSVERTRAGES und der Fusionsbeschlüsse sowie der weiteren erforderlichen Dokumente beim zuständigen Handelsregisteramt zur Eintragung anmelden.
The Surviving Company and the Transferring Company will, in accordance with article 21 (1) Merger Act file the Merger Agreement and the merger resolutions as well as the other required documents for registration of the Merger with the competent Commercial Register upon approval of the Merger Agreement by the shareholders' meeting and the quota holder, respectively, and after the other closing conditions as per Section 5 have been met.
Dieser FUSIONSVERTRAG (und damit die FUSION) gilt als vollzogen, sobald die entsprechenden Handelsregistereintragungen der FUSION erfolgt sind (nachstehend "FUSIONSZEIPUNKT").
This Merger Agreement (and with it the Merger) shall be considered to have been consummated as soon as the respective registrations of the Merger in the Commercial Register have been made ("Effective Time").

7.2.Technische Abwicklung der Ausrichtung der Abfindung / Technical Execution of Payment of Compensation
Die BARABFINDUNG wird den Aktionären der ÜBERTRAGENDEN GESELLSCHAFT von der ÜBERNEHMENDEN GESELLSCHAFT so rasch wie möglich nach dem FUSIONSZEITPUNKT ausgerichtet.
The Cash Consideration will be delivered to the shareholders of the Transferring Company by the Surviving Company as soon as practicable following the Effective Time.
Die PARTEIEN bezeichnen Equiniti Trust Company, LLC ("EXCHANGE AGENT") für die Abwicklung der Ausrichtung der Abfindung.
The Parties appoint Equiniti Trust Company, LLC ("Exchange Agent") for the execution of the compensation payment.
7.3.Bezahlung der BARABFINDUNG / Payment of Cash Consideration
Die BARABFINDUNG wird dem jeweiligen Aktionär durch den EXCHANGE AGENT über das System der Depository Trust Company (DTC) zugestellt, die die BARABFINDUNG den jeweiligen Aktionären zuteilt, in der Form eines Checks, der an die in den Geschäftsbüchern der ÜBERTRAGENDEN GESELLSCHAFT verzeichnete Adresse zugestellt wird, oder an Aktionäre der ÜBERTRAGENDEN GESELLSCHAFT, welche ihre Aktien als Bucheffekten halten, mittels Banküberweisung ausgerichtet.
Payment of the Cash Consideration shall be made by the Exchange Agent to the respective shareholder through the facilities of the Depository Trust Company (DTC) which will allocate the Cash Consideration to the respective shareholders by way of a check delivered to the address recorded in the books and records of the Transferring Company or by wire transfer to the respective shareholders of the Transferring Company who are book-entry holders of shares of the Transferring Company.
8.GLÄUBIGERSCHUTZ / CREDITOR PROTECTION
Im Anschluss an den Abschluss dieses FUSIONSVERTRAGES wird die ÜBERNEHMENDEN GESELLSCHAFT ihre Gläubiger und die Gläubiger der ÜBERTRAGENDEN GESELLSCHAFT auf deren Rechte gemäss Art. 25 Abs. 2 FusG durch Publikation im schweizerischen Handelsamtsblatt hinweisen.
Following the conclusion of this Merger Agreement, the Surviving Company will notify its creditors and the creditors of the Transferring Company about their rights pursuant to article 25 (2) Merger Act by publication in the Swiss Official Gazette of Commerce.

9.VERSCHIEDENES / MISCELLANEOUS PROVISIONS
9.1.Vertraulichkeit / Confidentiality
Der lnhalt der Fusionsverhandlungen und die in diesem Zusammenhang ausgetauschten Unterlagen und Informationen sind von den PARTEIEN vertraulich zu behandeln. Vorbehalten bleiben gesetzliche Pflichten zur Auskunft, insbesondere gegenüber Behörden und Gerichten oder gemäss den anwendbaren Wertpapiergesetzen der Vereinigten Staaten von Amerika, sowie die gesetzliche Pflicht zur Offenlegung von Dokumenten gemäss den anwendbaren Gesetzesbestimmungen und Regularien.
The Parties shall treat confidential the content of the negotiations of the Merger and the documents and information exchanged in this connection, subject to any legal obligations to provide information, in particular to authorities or courts or as required under applicable securities laws of the United States of America, as well as subject to any general disclosure obligation in accordance with applicable laws and regulations.
9.2.Mitteilungen / Notices
Alle Mitteilungen gemäss diesem FUSIONSVERTRAG haben schriftlich zu erfolgen und wie unten angegeben oder gemäss anderen Anweisungen, die von der PARTEI, die eine solche Mitteilung erhalten soll, schriftlich erteilt werden, zugestellt werden:
All notices to be given in connection with this Merger Agreement shall be in writing and delivered as set forth below or under such other instructions as may be designated in writing by the party to receive such a notice:

ÜBERNEHMENDE GESELLSCHAFT: / Surviving Company:
GT Holding 1 GmbH
c/o Zedra Trust Company (Suisse) SA
Zweigniederlassung Zürich
Stockerstrasse 43
8002 Zürich
Schweiz / Switzerland
Attention: Taylor Lauber; Jordan Frankel
Email: tlauber@shift4.com; jfrankel@shift4.com

Mit Kopie an: / with a copy to:	Loyens & Loeff Schweiz GmbH Alfred-Escher-Strasse 50 8002 Zürich Schweiz / Switzerland Attention: Marco Toni Email: marco.toni@loyensloeff.com

ÜBERTRAGENDE GESELLSCHAFT: / Transferring Company:	Global Blue Group Holding AG Rue des Fléchères 7A 1274 Signy Centre Schweiz / Switzerland Attention: Jeremy Henderson-Ross Jacques Stern Email: jhendersonross@globalblue.com jstern@globalblue.com
Mit Kopie an / with a copy to:	Niederer Kraft Frey Ltd Bahnhofstrasse 53 8001 Zürich Schweiz / Switzerland Attention: Philipp Haas Email: philipp.haas@nkf.ch
S PAYMENTS: / Parent:	Shift4 Payments, Inc. 3501 Corporate Parkway Center Valley, PA 18034 United States Attention: Taylor Lauber; Jordan Frankel Email: tlauber@shift4.com; jfrankel@shift4.com
Mit Kopie an: / with a copy to:	Loyens & Loeff Schweiz GmbH Alfred-Escher-Strasse 50 8002 Zürich Schweiz / Switzerland Attention: Marco Toni Email: marco.toni@loyensloeff.com
Für die Einhaltung einer Frist genügt die Absendung der Mitteilung am letzten Tag der Frist.
Any notice to be given hereunder shall be deemed to have been duly given if dispatched on the last day of a term or deadline.
9.3.Änderungen und Verzicht / Amendments and Waiver
(a)Änderungen und Ergänzungen dieses FUSIONSVERTRAGES bedürfen zu ihrer Gültigkeit der Schriftform sowie des unterschriftlichen Einverständnisses aller PARTEIEN. Der Verzicht einer PARTEI auf eine Bestimmung dieses FUSIONSVERTRAGES oder Rechte gemäss diesem FUSIONSVERTRAG muss schriftlich erfolgen.
This Merger Agreement may only be amended by a document signed by all Parties. Any waiver by a Party of any provision or of any rights under this Merger Agreement shall not be valid unless given in a document signed by such Party.
(b)Die Änderung bzw. der Verzicht müssen vom Verwaltungsrat der ÜBERTRAGENDEN GESELLSCHAFT bzw. den Geschäftsführern der

ÜBERNEHMENDEN GESELLSCHAFT genehmigt werden. Im Falle einer Änderung oder eines Verzichts, nachdem die Generalversammlung der ÜBERTRAGENDEN GESELLSCHAFT bzw. die Gesellschafterversammlung der ÜBERNEHMENDEN GESELLSCHAFT oder beide den FUSIONSVERTRAG genehmigt haben, hat die betroffene PARTEI zu berücksichtigen, ob die Änderung bzw. der Verzicht, der Genehmigung einer weiteren Generalversammlung bzw. der Gesellschafterversammlung bedarf. Soweit gesetzlich zulässig ist dies dann nicht der Fall, wenn (durch die Änderung bzw. den Verzicht) nach Einschätzung der betroffenen PARTEI die wesentlichen Bedingungen des FUSIONSVERTRAGS unverändert bleiben und der ursprüngliche Beschluss der Generalversammlung, bzw. der Gesellschafterversammlung als nach wie vor eingehalten bleibt.
The amendment or waiver must be approved by the board of directors of the Transferring Entity and the managing directors of the Surviving Entity, respectively. In case of an amendment or waiver after the Merger Agreement has been approved by the shareholders' meeting of the Transferring Entity or the quota holder meeting of the Surviving Entity or both, it must be considered by the respective Party if such amendment or waiver requires the approval by an additional shareholders' meeting and/or meetings of the quota holders. To the extent permitted by law, this is deemed not to be the case if (due to the modification or waiver) in the assessment of the concerned Party the substantive and material terms and conditions of the Agreement remain unchanged and the original resolution by the shareholders' meeting (or the quota holders meeting, as applicable), can still be considered to be complied with.
(c)Eine Änderung der Bestimmungen dieser Ziffer 9.3 bedarf ihrerseits zu ihrer Gültigkeit einer schriftlichen Vereinbarung.
Any changes to the provisions of this Section 9.3 shall also not be valid unless documented in writing.
9.4.Keine Abtretung / No Assignment
Einer PARTEI ist es ohne vorgängige schriftliche Zustimmung der jeweils anderen PARTEIEN untersagt, diesen FUSIONSVERTRAG oder Rechte oder Pflichten aus diesem FUSIONSVERTRAG ganz oder teilweise an Dritte abzutreten oder auf Dritte zu übertragen. Jegliche (versuchte) Abtretung oder Übertragung in Verletzung dieser Ziffer 9.4 gilt als nichtig. Ziffer 9.3 bleibt vorbehalten.
Neither Party shall assign or transfer this Merger Agreement or any of its rights or obligations hereunder, in whole or in part, to any third party without the prior written consent of the other Parties. Any (attempted) assignment or transfer in violation of this Section 9.4 shall be void. Section 9.3 remains reserved.

9.5.Kosten und Steuern / Costs and Taxes
Jede PARTEI tragt ihre eigenen Kosten im Zusammenhang mit dem Entwurf, der Verhandlung, dem Abschluss und dem Vollzug dieses FUSIONSVERTRAGES und dem Vollzug der in diesem FUSIONSVERTRAG vorgesehenen Transaktionen selbst.
Each Party shall bear its own costs in connection with the drafting, negotiation, entering into and the execution of this Merger Agreement and the completion of the transactions contemplated in this Merger Agreement.
Im Zusammenhang mit diesem FUSIONSVERTRAG und im Zusammenhang mit den in diesem FUSIONSVERTRAG vorgesehenen Transaktionen erhobene Steuern, Abgaben und sonstige von den Steuerbehörden erhobenen Gebühren trägt der jeweilige gesetzliche Schuldner.
Taxes, duties, and other charges levied by tax authorities in connection with this Merger Agreement, or the transactions contemplated hereunder shall be paid by the Party owing such taxes pursuant to applicable law.
9.6.Anhänge / Annexes
Folgender Anhang bildet einen integrierten Bestandteil dieses Fusionsvertrages:
Annex 2.2: Geprüfte Fusionsbilanz der ÜBERTRAGENDER GESELLSCHAFT per 31. März 2025.
The following annex shall form an integral part of this Merger Agreement:
Annex 2.2: Audited merger balance sheet of the Transferring Company as of 31 March 2025.
9.7.Teilungültigkeit / Severability
Falls eine oder mehrere Bestimmungen dieses FUSIONSVERTRAGES aus irgendeinem Grund ungültig, widerrechtlich oder nicht vollstreckbar sein sollte(n), berührt dies die übrigen Bestimmungen dieses FUSIONSVERTRAGES nicht. In diesem Fall werden sich die PARTEIEN auf (eine) gültige, rechtskonforme und vollstreckbare Bestimmung(en) einigen, die den Absichten der PARTEIEN in Bezug auf die ungültige(n), widerrechtliche(n) oder nicht vollstreckbare(n) Bestimmung(en) möglichst nahekommt (kommen), und werden die ungültige(n), widerrechtliche(n) oder nicht vollstreckbare(n) Bestimmung(en) durch diese ersetzen.
If any provision of this Merger Agreement shall be held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any of the other provisions of this Merger Agreement. In such a case, the

Parties shall negotiate and agree on a substitute provision that best reflects the intentions of the Parties with respect to the invalid, illegal or unenforceable provision, without being invalid, illegal or unenforceable.
9.8.Anwendbares Recht und Gerichtsstand / Applicable Law and Jurisdiction
Dieser FUSIONSVERTRAG untersteht in allen Teilen schweizerischem materiellem Recht (unter Ausschluss der Bestimmungen des internationalen Privatrechts und der Wiener Konvention über den internationalen Warenkauf vom 11. April 1980).
This Merger Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland (to the exclusion of the conflict of laws principles and the Vienna Convention on the International Sale of Goods dated April 11, 1980).
Für sämtliche Streitigkeiten aus oder im Zusammenhang mit diesem FUSIONSVERTRAG sind die für die Stadt Zürich, Schweiz, zuständigen Gerichte ausschliesslich zuständig.
Any dispute arising out of or in connection with this Merger Agreement shall be exclusively referred to the courts competent for the City of Zurich, Switzerland.
10.GÜLTIGKEIT UND INKRAFTTRETEN DES FUSIONSVERTRAGES / VALIDITY AND EFFECTIVENESS OF MERGER AGREEMENT
Dieser FUSIONSVERTRAG tritt mit seiner Unterzeichnung in Kraft, untersteht jedoch den Bedingungen zum Vollzug der FUSION gemäss Ziffer 5. Die Verwaltungsräte bzw. Geschäftsführer der PARTEIEN haben den FUSIONSVERTRAG genehmigt.
This Merger Agreement shall be effective upon signing, is subject, however, to the conditions to the consummation of the Merger pursuant to Section 5. The board of directors or managing directors (in case of the Surviving Company) of the Parties have approved the Merger Agreement.
11.SPRACHE / LANGUAGE
Im Falle von Widersprüchen zwischen der deutschen und der englischen Version dieses FUSIONSVERTRAGES geht die deutsche Version vor.
In case of discrepancies between the German and the English version in this Merger Agreement, the German version shall prevail.

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SIGNATURES ON NEXT PAGE

12.SIGNATURES

Date: 10 July 2025    Global Blue Group Holding AG

/s/ Jeremy Henderson-Ross
Name: Jeremy Henderson Ross

13.SIGNATURES

Date: 10 July 2025    GT Holding 1 GmbH

/s/ Jeremy Henderson-Ross
Name: Jeremy Henderson-Ross

14.SIGNATURES

Date: 10 July 2025    GT Holding 1 GmbH

/s/ David Taylor Lauber
Name: David Taylor Lauber

15.SIGNATURES

Date: 10 July 2025    Shift4 Payments, Inc.

/s/ David Taylor Lauber /s/ David Taylor Lauber
David Taylor Lauber David Taylor Lauber
    Director President and CEO